Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ironclad Performance Wear Corporation
2201 Park Place, Suite 101
El Segundo, CA 90245

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. -139210, -145855 and -176326) of Ironclad Performance Wear Corporation of our report dated February 29, 2012 relating to the consolidated financial statements for the years ended December 31, 2011 and 2010,  which appear in this Form 10-K.

/s/  EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

March 7, 2012